EXHIBIT 23.3


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                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


The Board of Directors
Magic Software Enterprises Ltd.


        We hereby consent to the incorporation by reference, in the Registration Statement on Form S-8 of Magic Software Enterprises Ltd. (the "Company") relating the registration of an additional 1,000,000 Ordinary Shares, par value NIS 0.1 per share, of the Company authorized for issuance under its 2000 Employee Stock Option Plan, of our report dated June 16, 2001, relating to the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2000 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended, which report appears in the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2001 and 2002.


                                  /s/ Ziv Haft
                                  By: Ziv Haft
                                  A member of BDO
                                  Certified Public Accountants


March 8 2004


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